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Exhibit 99.1

Bloom Energy Announces Third Quarter 2021 Financial Results

Q3 Revenue of $207.2 million; an increase of 3.5% year-over-year

Q3 GAAP Gross Margin of 17.8%; Non-GAAP Gross Margin of 19.2%

Record number of third quarter acceptances

Successfully launched Bloom Electrolyzer and Hydrogen Energy Server

SAN JOSE, Calif., November 4, 2021 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for its third quarter ended September 30, 2021.

Third Quarter Highlights

•Record acceptances of 353 systems in the third quarter of 2021, an increase of 12.4% versus the third quarter of 2020.
•Revenue of $207.2 million in the third quarter of 2021, an increase of 3.5% compared to revenue of $200.3 million in the third quarter of 2020. Revenue up 11.4% excluding a $14.2 million prior year one-time revenue benefit that did not repeat.
•Launched commercial availability of Bloom Electrolyzer and Hydrogen Energy Server starting in 2022 to establish leadership position in unlocking a net zero emissions future.

•Further buildout of our gigawatt factory in Fremont, California to meet future customer demand is on schedule.

•On October 25, 2021, Bloom Energy and SK ecoplant announced an expansion of their strategic partnership to accelerate hydrogen commercialization.

Commenting on the third quarter, KR Sridhar, founder, chairman, and CEO of Bloom Energy said, “We are excited about our new and enhanced strategic partnership with SK ecoplant, which further validates our technology. It also provides real revenue for the long term and an equity investment in the near term that will enable us to accelerate our growth in our current products and hydrogen electrolyzers around the world. As we look at the challenges of sustainability, resiliency, and cost predictability that our customers face, we are confident that these are not ‘either / or’ choices. They are “and” propositions, which we are best positioned to solve with our fuel cell technology platform.”

Greg Cameron, executive vice president and CFO of Bloom Energy added, “Bloom Energy is executing well in a challenging environment. We achieved record third quarter acceptances, expanded our hydrogen product offering and are continuing to build our manufacturing capacity. Our recently announced expansion of the SK ecoplant partnership provides the capability to accelerate investment in our expanding platform.”

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Exhibit 99.1
Summary of Key Financial Metrics

Preliminary Summary GAAP Profit and Loss Statements

($000)	Q321	Q221	Q320
Revenue	207,228	228,470	200,305
Cost of Revenue	170,345	191,126	144,318
Gross Profit	36,883	37,344	55,987
Gross Margin	17.8%	16.3%	28.0%
Operating Expenses	80,772	80,055	56,359
Operating Loss	(43,889)	(42,711)	(372)
Operating Margin	(21.2)%	(18.7)%	(0.2)%
Non-operating Expenses[1]	8,481	11,152	11,582
Net Loss	(52,370)	(53,863)	(11,954)
GAAP EPS	(0.30)	(0.31)	(0.09)
1. Non-operating expenses and tax provision and non-controlling interest

Preliminary Summary Non-GAAP Financial Information1

($000)	Q321	Q221	Q320
Revenue	207,228	228,470	200,305
Cost of Revenue[2]	167,400	187,322	140,750
Gross Profit[2]	39,828	41,148	59,555
Gross Margin[2]	19.2%	18.0%	29.7%
Operating Expenses[2]	62,751	64,726	44,192
Operating Income (loss) [2]	(22,923)	(23,578)	15,363
Operating Margin[2]	(11.1)%	(10.3)%	7.7%
Adjusted EBITDA[3]	(9,777)	(10,947)	27,673
Adjusted EPS[4]	(0.20)	$ (0.23)	(0.04)
1.    Reference pages 10-13 for detailed reconciliation of GAAP to Non-GAAP financial measures
2.    Excludes stock-based compensation
3.    Adjusted EBITDA is net income (loss) excluding net loss attributable to non-controlling interest, gain (loss) on revaluation of embedded derivatives, fair value adjustment for PPA derivatives, stock-based compensation expense, income tax provision, depreciation and amortization, interest expense and other one-time items
4.    Adjusted EPS is net income (loss) excluding net loss attributable to non-controlling interest, gain (loss) on revaluation of embedded derivatives, loss on extinguishment of debt, depreciation and amortization, provision for income tax, interest expense, fair value adjustment for PPA derivatives and stock-based compensation expense using the adjusted Weighted Average Shares Outstanding (WASO) share count

Acceptances

We use acceptances as a key operating metric to measure the volume of our completed Energy Server installation activity from period to period. Acceptance typically occurs upon transfer of control to our customers, which depending on the contract terms is when the system is shipped and delivered to our customers, when the system is shipped and delivered and is physically ready for startup and commissioning, or when the system is shipped and delivered and is turned on and producing power.

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Exhibit 99.1
Balance Sheet Highlights

Bloom Energy’s cash position, including restricted cash, as of September 30, 2021 was $319.9 million, compared to $504.4 million as of September 30, 2020. Unrestricted cash as of September 30, 2021 was $121.9 million, compared to $325.2 million as of September 30, 2020. Bloom ended the third quarter of 2021 with $516.0 million of total debt, a decrease of $3.2 million from the second quarter of 2021. Non-recourse debt as of September 30, 2021 was $216.0 million, compared to $219.2 million as of June 30, 2021.

Conference Call Details

Bloom will host a conference call today, November 4, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call +1 (833) 520-0063 and enter the passcode: 6351508. Those calling from outside the United States may dial +1 (236) 714-2197 and enter the same passcode: 6351508. A simultaneous live webcast will also be available under the Investor Relations section on Bloom's website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 585-8367 or +1 (416) 621-4642 and entering passcode 6351508.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2021 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts.

About Bloom Energy

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. Bloom’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom’s customers include many Fortune 100 companies and leaders in manufacturing, data centers, healthcare, retail, higher education, utilities, and other industries. For more information, visit www.bloomenergy.com.

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Exhibit 99.1
Forward-Looking Statements
This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s ability to accelerate its growth with its current products and hydrogen electrolyzers around the world; Bloom’s expectations regarding the success of its strategic partnership with SK ecoplant; Bloom’s expectations regarding its fuel cell technology platform; and Bloom’s financial outlook for 2021. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the Korean market; continued incentives in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; the impact of the COVID-19 pandemic on the global economy and its potential impact on Bloom’s business; the availability of rebates, tax credits and other tax benefits; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global economic conditions and uncertainties in the geopolitical environment; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended on June 30, 2021 as filed with the SEC on August 6, 2021, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Ed Vallejo Bloom Energy +1 (267) 370-9717 Edward.vallejo@bloomenergy.com	Media: Jennifer Duffourg Bloom Energy +1 (480) 341-5464 jennifer.duffourg@bloomenergy.com

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Exhibit 99.1
Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$121,861	$246,947
Restricted cash	65,315	52,470
Accounts receivable	62,066	96,186
Contract asset	27,745	3,327
Inventories	182,555	142,059
Deferred cost of revenue	33,759	41,469
Customer financing receivable	5,693	5,428
Prepaid expenses and other current assets	31,946	30,718
Total current assets	530,940	618,604
Property, plant and equipment, net	615,514	600,628
Operating lease right-of-use assets	70,055	35,621
Customer financing receivable, non-current	40,981	45,268
Restricted cash, non-current	132,725	117,293
Deferred cost of revenue, non-current	2,918	2,462
Other long-term assets	38,593	34,511
Total assets	$1,431,726	$1,454,387
Liabilities, Redeemable Noncontrolling Interest, Stockholders’ (Deficit) Equity and Noncontrolling Interest
Current liabilities:
Accounts payable	$101,908	$58,334
Accrued warranty	7,907	10,263
Accrued expenses and other current liabilities	85,877	112,004
Deferred revenue and customer deposits	81,894	114,286
Operating lease liabilities	6,206	7,899
Financing obligations	14,260	12,745
Recourse debt	6,034	—
Non-recourse debt	7,782	120,846
Total current liabilities	311,868	436,377
Deferred revenue and customer deposits, non-current	67,887	87,463
Operating lease liabilities, non-current	78,146	41,849
Financing obligations, non-current	456,315	459,981
Recourse debt, non-current	285,216	168,008
Non-recourse debt, non-current	205,164	102,045
Other long-term liabilities	26,755	17,268
Total liabilities	1,431,351	1,312,991

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Exhibit 99.1

	September 30,	December 31,
	2021	2020
Redeemable noncontrolling interest	331	377
Stockholders’ equity (deficit):
Common stock	18	17
Additional paid-in capital	3,183,101	3,182,753
Accumulated other comprehensive loss	(278)	(9)
Accumulated deficit	(3,229,752)	(3,103,937)
Total stockholders’ (deficit) equity	(46,911)	78,824
Noncontrolling interest	46,955	62,195
Total liabilities, redeemable noncontrolling interest, stockholders' (deficit) equity and noncontrolling interest	$1,431,726	$1,454,387

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Exhibit 99.1
Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data)

	Three Months Ended
	September 30,
	2021	2020

Revenue:
Product	$128,550	$131,076
Installation	22,172	26,603
Service	39,251	26,141
Electricity	17,255	16,485
Total revenue	207,228	200,305
Cost of revenue:
Product	93,704	72,037
Installation	25,616	27,872
Service	39,586	33,214
Electricity	11,439	11,195
Total cost of revenue	170,345	144,318
Gross profit	36,883	55,987
Operating expenses:
Research and development	27,634	19,231
Sales and marketing	20,124	11,700
General and administrative	33,014	25,428
Total operating expenses	80,772	56,359
Loss from operations	(43,889)	(372)
Interest income	72	254
Interest expense	(14,514)	(19,902)
Interest expense - related parties	—	(353)
Other income (expense), net	2,011	(221)
Gain on extinguishment of debt	—	1,220
(Loss) gain on revaluation of embedded derivatives	(184)	1,505
Loss before income taxes	(56,504)	(17,869)
Income tax provision	158	7
Net loss	(56,662)	(17,876)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(4,292)	(5,922)
Net loss to common stockholders	$(52,370)	$(11,954)
Net loss per share to common stockholders, basic and diluted	$(0.30)	$(0.09)
Weighted average shares used to compute net loss per share to common stockholders, basic and diluted	174,269	138,964

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Exhibit 99.1
Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(144,864)	$(147,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40,079	38,888
Non-cash lease expense	7,161	4,419
Write-off of property, plant and equipment, net	—	36
Impairment of equity method investment	—	4,236
Revaluation of derivative contracts	486	(2,267)
Stock-based compensation expense	57,309	57,385
Gain on remeasurement of investment	(1,966)	—
Loss on extinguishment of debt	—	11,785
Amortization of debt issuance costs and premium, net	2,824	(195)
Changes in operating assets and liabilities:
Accounts receivable	34,291	(4,058)
Contract assets	(24,418)	(8,596)
Inventories	(39,953)	(22,772)
Deferred cost of revenue	7,307	1,562
Customer financing receivable	4,022	3,790
Prepaid expenses and other current assets	236	(2,647)
Other long-term assets	(374)	(3,217)
Accounts payable	37,973	8,704
Accrued warranty	(2,357)	(525)
Accrued expenses and other current liabilities	(26,178)	4,932
Operating lease right-of-use assets and operating lease liabilities	(7,593)	(4,467)
Deferred revenue and customer deposits	(53,181)	(15,658)
Other long-term liabilities	1,289	(3,828)
Net cash used in operating activities	(107,907)	(79,989)
Cash flows from investing activities:
Purchase of property, plant and equipment	(44,625)	(33,066)
Net cash acquired from step acquisition	3,114	—
Net cash used in investing activities	(41,511)	(33,066)

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Exhibit 99.1

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from financing activities:
Proceeds from issuance of debt	—	300,000
Proceeds from issuance of debt to related parties	—	30,000
Repayment of debt	(11,017)	(92,546)
Repayment of debt - related parties	—	(2,105)
Debt issuance costs	—	(13,247)
Proceeds from financing obligations	7,534	14,807
Repayment of financing obligations	(10,174)	(7,828)
Contribution from noncontrolling interest	—	4,314
Distributions to noncontrolling interests and redeemable noncontrolling interests	(5,322)	(6,103)
Proceeds from issuance of common stock	72,109	12,745
Net cash provided by financing activities	53,130	240,037
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(521)	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(96,809)	126,982
Cash, cash equivalents, and restricted cash:
Beginning of period	416,710	377,388
End of period	$319,901	$504,370

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Exhibit 99.1
Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands)
Gross Profit and Gross Margin to Gross Profit Excluding Stock-Based Compensation and Gross Margin Excluding Stock-Based Compensation

Gross profit and gross margin excluding stock-based compensation (SBC) are supplemental measures of operating performance that do not represent and should not be considered alternatives to gross profit or gross margin, as determined under GAAP. These measures remove the impact of stock-based compensation. We believe that gross profit and gross margin excluding stock-based compensation supplement the GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of gross profit and gross margin excluding stock-based compensation to gross profit and gross margin, the most directly comparable GAAP measures, and the computation of gross margin excluding stock-based compensation are as follows:

	Q321	Q221	Q320
Revenue	207,228	228,470	200,305
Gross profit	36,883	37,344	55,987
Gross margin %	17.8%	16.3%	28.0%
Stock-based compensation - cost of revenue	2,945	3,804	3,568
Gross profit excluding SBC	39,828	41,148	59,555
Gross margin excluding SBC %	19.2%	18.0%	29.7%

Cost of Revenue and Operating Expenses to Cost of Revenue and Operating Expenses Excluding Stock-Based Compensation

Cost of revenue and operating expenses excluding stock-based compensation are a supplemental measure of operating performance that does not represent and should not be considered an alternative to cost of revenue and operating expenses, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that cost of revenue and operating expenses excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of cost of revenue and operating expenses excluding stock-based compensation to cost of revenue and operating expenses, the most directly comparable GAAP measure, are as follows:

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Exhibit 99.1

	Q321	Q221	Q320
Cost of revenue	170,345	191,126	144,318
Stock-based compensation - cost of revenue	2,945	3,804	3,568
Cost of revenue – excluding SBC	167,400	187,322	140,750

	Q321	Q221	Q320
Operating expenses	80,772	80,055	56,359
Stock-based compensation - operating expenses	18,021	15,329	12,167
Operating expenses – excluding SBC	62,751	64,726	44,192

Operating Loss to Operating Income (Loss) Excluding Stock-Based Compensation

Operating loss excluding stock-based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that operating income (loss) excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of operating income (loss) excluding stock-based compensation to operating loss, the most directly comparable GAAP measure, and the computation of operating income (loss) excluding stock-based compensation are as follows:

	Q321	Q221	Q320
Operating loss	(43,889)	(42,711)	(372)
Stock-based compensation	20,966	19,133	15,735
Operating Income (loss) excluding SBC	(22,923)	(23,578)	15,363

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Exhibit 99.1

Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share (EPS)
Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. These measures remove the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of derivatives, fair market value adjustment for the PPA derivatives, and stock-based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

	Q321	Q221	Q320
Net loss to Common Stockholders	(52,370)	(53,863)	(11,954)
Loss on extinguishment of debt	—	—	(1,220)
Loss for non-controlling interests[1]	(4,292)	(4,558)	(5,922)
Loss (gain) on derivatives liabilities[2]	184	942	(1,505)
Loss (gain) on the fair value adjustments for certain PPA derivatives[3]	(125)	(735)	(726)
Stock-based compensation	20,966	19,133	15,735
Adjusted Net Loss	(35,637)	(39,081)	(5,592)

Net loss to Common Stockholders per share	$ (0.30)	$ (0.31)	$ (0.09)
Adjusted net loss per share (EPS)	$ (0.20)	$ (0.23)	$ (0.04)
GAAP weighted average shares outstanding attributable to common, Basic and Diluted (thousands)	174,269	172,749	138,964
Adjusted weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[4]	174,269	172,749	138,964
1.Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2.Represents the adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives
3.Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our Third PPA company), a wholly owned subsidiary
4.Includes adjustments to reflect assumed conversion of certain convertible promissory notes

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Exhibit 99.1

Net Loss to Adjusted EBITDA
Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

	Q321	Q221	Q320
Net loss to Common Stockholders	(52,370)	(53,863)	(11,954)
Loss on extinguishment of debt	—	—	(1,220)
Loss for non-controlling interests[1]	(4,292)	(4,558)	(5,922)
Loss (gain) on derivatives liabilities[2]	184	942	(1,505)
Loss (gain) on the fair value adjustments for certain PPA derivatives[3]	(125)	(735)	(726)
Stock-based compensation	20,966	19,133	15,735
Depreciation & amortization	13,271	13,366	13,036
Provision (benefit) for income tax	158	313	7
Interest expense (income), Other expense (income), net	12,431	14,455	20,222
Adjusted EBITDA	(9,777)	(10,947)	27,673
1.Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2.Represents the adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives
3.Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our Third PPA company)